EXHIBIT 99.1

MINDBODY Reports Third Quarter 2018 Financial Results

Total Revenue Increases 37% Year over Year

Subscription and Services Revenue Increases 44% Year over Year

SAN LUIS OBISPO, Calif., Nov. 06, 2018 (GLOBE NEWSWIRE) -- MINDBODY, Inc. (NASDAQ: MB), the leading technology platform for the fitness, beauty and wellness services industries, today announced financial results for the third quarter ended September 30, 2018.

“This was our first full quarter with two distinct go-to-market teams for fitness, beauty and wellness,” said Rick Stollmeyer, co-founder and chief executive officer of MINDBODY. “Our recent acquisitions have introduced greater operational challenges than expected in the back half of the year. Yet we achieved multiple successes in Q3, are in a unique strategic position and are excited about our long term growth opportunities.”

“In the third quarter we delivered the highest average monthly subscription revenue for new subscribers in the history of both the MINDBODY and Booker platforms,” said Brett White, chief operating officer and chief financial officer. “As the newly formed Beauty and Wellness team ramps, we expect to continue to grow our target market customer base, increase our platform partnerships and expand our consumer brand into 2019.”

Third Quarter 2018 Financial Results

  Total revenue for the third quarter of 2018 was $63.8 million, a 37% increase year over year.
  Subscription and services revenue for the third quarter of 2018 was $40.8 million, a 44% increase year over year.
  Payments revenue for the third quarter of 2018 was $22.0 million, a 24% increase year over year.
  GAAP net loss for the third quarter of 2018 was $(17.2) million, or $(0.36) per share, compared to GAAP net loss for the third quarter of 2017 of $(3.6) million, or $(0.08) per share.
  Non-GAAP net loss1 for the third quarter of 2018 was $(2.5) million, or $(0.05) per share, compared to non-GAAP net income for the third quarter of 2017 of $0.7 million, or $0.01 per share.
  Adjusted EBITDA1 for the third quarter of 2018 was $(0.7) million, compared to Adjusted EBITDA for the third quarter of 2017 of $2.5 million.

Recent Business Highlights

  Welcomed over 2,000 business owners and practitioners within the fitness, beauty and wellness industries at this year’s MINDBODY BOLD Conference in San Diego, a more than 45% increase in attendance over last year’s conference.
  Launched fitness class booking on MINDBODY.io, an important demand generation tool for the MINDBODY app. MINDBODY.io enables people nationwide to discover, book and pay for workouts on MINDBODY's consumer-facing website.
  Partnered with Strava, the social network for athletes, enabling Strava users to share their participation in classes and wellness services offered through the MINDBODY app and studios’ branded mobile apps, turning athletes’ social feeds into recommendation engines.

Third Quarter Key Metrics

We regularly review the following key metrics to measure our performance, identify trends affecting our business, formulate financial projections, make strategic business decisions and assess working capital needs.

	As of and for the Quarter Ended September 30,
	2018	2017	YoY
Subscribers (end of period)[2]	67,364	59,028	14%
Average monthly revenue per subscriber	$309	$259	19%
Payments volume (in millions)	$2,674	$1,971	36%
Dollar-based net expansion rate (average for the quarter)[3]	101%	108%

1     A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”
2     We define subscribers as unique physical locations or individual practitioners who have active subscriptions to our services, including MINDBODY, Booker or FitMetrix, as of the end of the period. Subscribers do not include locations or practitioners who only use Frederick (our marketing automation software.)
3     Starting the first quarter of 2018, we calculate our dollar-based net expansion rate using a quarterly average. We believe that this change in methodology for calculating our dollar-based net expansion rate mitigates some of the volatility that can occur when this key metric is calculated using only the last month in the period. Prior periods have been adjusted to conform with this new methodology.

Outlook

For the fourth quarter 2018, MINDBODY expects to report:

  Revenue for the fourth quarter of 2018 in the range of $65.0 million to $67.0 million, representing 31% to 35% growth over the fourth quarter of 2017.
  Non-GAAP net loss for the fourth quarter of 2018 in the range of $(5.0) million to $(3.5) million and weighted average shares outstanding for the fourth quarter of approximately 47.9 million shares.

The outlook has been updated to reflect the acquisitions of FitMetrix and Booker. Non-GAAP net loss excludes estimates for, among other things, stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, including transaction and integration expenses, and the amortization of debt discount and issuance costs from our convertible notes. A reconciliation of these non-GAAP financial guidance measures to corresponding GAAP financial guidance measures is not available on a forward-looking basis because we do not provide guidance on GAAP net loss and are not able to present the various reconciling cash and non-cash items between GAAP net loss and non-GAAP net loss without unreasonable effort. In particular, stock-based compensation expense is impacted by MINDBODY’s future hiring and retention needs, as well as the future fair market value of MINDBODY’s Class A common stock, all of which is difficult to predict and is subject to constant change. The actual amount of these expenses during 2018 will have a significant impact on MINDBODY’s future GAAP financial results.

Quarterly Conference Call and Related Information

MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET)

  Dial in: To access the call, please dial (844) 494-0191, or outside the U.S. (508) 637-5581, with Conference ID# 9191828 at least five minutes prior to the 1:30 p.m. PT start time.
  Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.
  Audio replay: An audio replay will be available between 4:30 p.m. PT November 6, 2018 and 7:30 p.m. PT November 14, 2018 by calling (855) 859-2056 or (404) 537-3406 with Passcode 9191828.
  The replay will also be available at investors.mindbodyonline.com.

About MINDBODY
MINDBODY, Inc. (NASDAQ: MB) is the leading technology platform for the fitness, beauty and wellness services industries. Local entrepreneurs worldwide use MINDBODY's integrated software and payments platform to run, market and build their businesses. Consumers use MINDBODY to more easily find, engage and transact with fitness, wellness and beauty providers in their local communities. For more information on how MINDBODY is helping people lead healthier, happier lives by connecting the world to fitness, beauty and wellness, visit mindbodyonline.com.

© 2018 MINDBODY, Inc. All rights reserved. MINDBODY, FitMetrix, Frederick, the Enso logo, the Booker logo and Connecting the World to Wellness are trademarks or registered trademarks of MINDBODY Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

Forward Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, current estimates of fourth quarter and full year 2018 revenue, non-GAAP net loss and weighted average shares outstanding, and statements relating to expected growth in our target market customer base, increases in our platform partnerships and expansion of our consumer brand into 2019.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: continued market acceptance of our platform; engagement of our customers and consumers; our ability to continue to successfully introduce new products and enhance our existing products to meet the needs of our customers and consumers; the return on our strategic investments; our ability to successfully integrate Booker and FitMetrix; our ability to achieve expected synergies and efficiencies of operations between MINDBODY and Booker and FitMetrix; our ability to realize the market opportunities provided by our acquisitions of Booker and FitMetrix; our ability to successfully integrate and maintain Booker's and FitMetrix’s respective technology, products and personnel; our ability to timely develop and achieve an effective go-to-market strategy of our combined services; the impact on the business of Booker and FitMetrix as a result of the acquisitions, including any loss of Booker or FitMetrix customers or key employees; execution of our plans and strategies, including with respect to consumer development, pricing, dynamic pricing, mobile products and features and MINDBODY Promote; any failure of our security measures, including the risk that such measures may be insufficient to secure our customer and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our customers and consumers to access our platform; our ability to grow and develop our payment processing activities; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in customer demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our customers and consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; our ability to recruit and retain employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 1, 2018 and the risks described under the heading “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at investors.mindbodyonline.com/.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Disclosure Information

MINDBODY uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor MINDBODY’s investor relations website in addition to following MINDBODY’s press releases, SEC filings, and public conference calls and webcasts.

Non-GAAP Financial Measures

In this press release, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following historical non-GAAP financial measures in this press release: Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP net income (loss) per share. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors.  Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP.  Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA

We define Adjusted EBITDA as our GAAP net loss before (1) stock-based compensation expense, (2) depreciation and amortization, (3) acquisition-related expenses, including, transaction and integration expenses, (4) income tax provision (benefit), and (5) other expense, net, which consisted of interest income, interest expense, and other income (expense), net.   Prior period acquisition-related expenses were insignificant.  Accordingly, prior periods have not been adjusted to exclude these expenses.

We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.  We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) Adjusted EBITDA excludes stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; (2) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (3) Adjusted EBITDA does not reflect the cash requirements for acquisition-related expenses or tax payments; and (4) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share

We define non-GAAP net income (loss) as GAAP net income (loss) attributable to common stockholders before: (1) stock-based compensation expense, (2) amortization of acquired intangible assets, (3) acquisition-related expenses, including transaction and integration expenses, (4) partial releases of valuation allowances due to acquisition, and (5) the amortization of debt discount and issuance costs from our convertible notes. Non-GAAP net income per share is calculated as non-GAAP net income divided by the diluted weighted-average shares outstanding. Non-GAAP net loss per share, is calculated as non-GAAP net loss divided by the weighted-average shares outstanding. Prior period acquisition-related expenses were insignificant. Accordingly, prior periods have not been adjusted to exclude these expenses.

These non-GAAP financial measures have a number of limitations, including the following: (1) these non-GAAP financial measures exclude stock-based compensation expense and the amortization of debt discount and issuance costs from our convertible notes, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and (2) other companies, including companies in our industry, may exclude different items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.

MINDBODY, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$154,074	$232,019
Short-term investments	171,016	—
Accounts receivable	12,639	10,753
Deferred commissions, current portion	2,645	—
Prepaid expenses and other current assets	8,948	5,776
Total current assets	349,322	248,548
Property and equipment, net	33,001	32,871
Deferred commissions, non-current portion	6,926	—
Intangible assets, net	69,272	7,377
Goodwill	111,468	11,583
Other non-current assets	1,303	934
TOTAL ASSETS	$571,292	$301,313

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,327	$7,448
Accrued expenses and other liabilities	16,595	13,099
Deferred revenue, current portion	7,962	6,318
Other current liabilities	1,093	1,828
Total current liabilities	36,977	28,693
Convertible senior notes, net	234,946	—
Deferred revenue, non-current portion	1,339	3,201
Deferred rent, non-current portion	2,239	1,966
Financing obligation on leases, non-current portion	14,479	14,932
Other non-current liabilities	450	585
Total liabilities	290,430	49,377
Stockholders' equity:
Class A common stock, par value of $0.000004 per share; 1,000,000,000 shares authorized, 45,361,076 shares issued and outstanding as of September 30, 2018; 1,000,000,000 shares authorized, 43,041,405 shares issued and outstanding as of December 31, 2017	1	1
Class B common stock, par value of $0.000004 per share; 100,000,000 shares authorized, 2,551,823 shares issued and outstanding as of September 30, 2018; 100,000,000 shares authorized, 3,901,966 shares issued and outstanding as of December 31, 2017	—	—
Additional paid-in capital	515,334	454,196
Accumulated other comprehensive loss	(343)	(108)
Accumulated deficit	(234,130)	(202,153)
Total stockholders' equity	280,862	251,936
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$571,292	$301,313

MINDBODY, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue(1)	$63,782	$46,612	$179,216	$132,933
Cost of revenue(2)	20,189	13,123	55,027	37,880
Gross profit	43,593	33,489	124,189	95,053
Operating expenses:
Sales and marketing(2)	25,959	18,514	68,845	52,210
Research and development(2)	18,960	8,976	48,295	26,426
General and administrative(2)	13,175	9,763	41,913	27,807
Total operating expenses	58,094	37,253	159,053	106,443
Loss from operations	(14,501)	(3,764)	(34,864)	(11,390)
Interest income	1,482	485	2,581	808
Interest expense	(4,040)	(313)	(5,374)	(933)
Other income (expense), net	(9)	45	27	(56)
Loss before provision for income taxes	(17,068)	(3,547)	(37,630)	(11,571)
Income tax provision (benefit)	169	83	(1,811)	343
Net loss	$(17,237)	$(3,630)	$(35,819)	$(11,914)
Net loss per share, basic and diluted	$(0.36)	$(0.08)	$(0.75)	$(0.27)
Weighted-average shares used to compute net loss per share, basic and diluted	47,808	46,460	47,491	43,475

(1) Total revenue by category is presented below:	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Subscription and services	$40,792	$28,283	$112,075	$79,228
Payments	22,037	17,786	64,532	52,155
Product and other	953	543	2,609	1,550
Total revenue	$63,782	$46,612	$179,216	$132,933

(2) Stock-based compensation expense included above was as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of revenue	$680	$287	$1,762	$914
Sales and marketing	2,015	836	5,400	2,013
Research and development	2,381	1,167	5,741	2,674
General and administrative	2,546	1,625	6,937	4,324
Total stock-based compensation expense	$7,622	$3,915	$19,840	$9,925

MINDBODY, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(35,819)	$(11,914)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	19,840	9,925
Depreciation and amortization	13,544	6,736
Amortization of contract acquisition costs	1,009	—
Amortization of debt discount and issuance costs	4,125	—
Partial release of valuation allowance due to acquisition	(2,133)	—
Accretion of discounts on investments	(199)	—
Other	(5)	17
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	306	(839)
Deferred commissions	(9,657)	—
Prepaid expenses and other assets	(2,406)	(1,897)
Accounts payable	(1,077)	1,661
Accrued expenses and other liabilities	3,224	265
Deferred revenue	1,375	1,152
Deferred rent	362	418
Net cash provided by (used in) operating activities	(7,511)	5,524
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of short-term investments	(171,102)	—
Purchase of property and equipment	(5,927)	(4,781)
Additions to internally developed software	(1,366)	(1,011)
Acquisition of business, net of cash acquired	(151,765)	(1,450)
Net cash used in investing activities	(330,160)	(7,242)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible senior notes, net of issuance costs	301,848	—
Purchase of capped calls related to issuance of convertible senior notes	(36,422)	—
Net proceeds from follow-on public offering	—	134,277
Proceeds from exercise of equity awards	6,182	5,619
Proceeds from employee stock purchase plan	4,261	3,238
Payment related to shares withheld for taxes	(4,391)	(1,563)
Repayment of Booker long-term debt	(10,008)	—
Repayment on financing and capital lease obligations	(384)	(321)
Payment of financing obligations related to Lymber and HealCode acquisitions	(1,250)	(250)
Other	—	(33)
Net cash provided by financing activities	259,836	140,967
Effect of exchange rate changes on cash and cash equivalents	(110)	199
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(77,945)	139,448
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	232,019	85,864
CASH AND CASH EQUIVALENTS, END OF PERIOD	$154,074	$225,312

Reconciliation of Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)

Net loss	$(17,237)	$(3,630)	$(35,819)	$(11,914)
Stock-based compensation expense	7,622	3,915	19,840	9,925
Depreciation and amortization	5,589	2,337	13,544	6,736
Acquisition-related expenses	579	—	4,867	—
Income tax provision (benefit)	169	83	(1,811)	343
Other (income) expense, net	2,567	(217)	2,766	181
Adjusted EBITDA	$(711)	$2,488	$3,387	$5,271

Reconciliation of non-GAAP net loss:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)

GAAP net loss attributable to common stockholders	$(17,237)	$(3,630)	$(35,819)	$(11,914)
Stock-based compensation expense	7,622	3,915	19,840	9,925
Amortization of acquired intangible assets	3,128	410	6,644	991
Acquisition-related expenses	579	—	4,867	—
Amortization of debt discount and transaction costs	3,444	—	4,126	—
Partial release of valuation allowance due to acquisition	—	—	(2,133)	—
Non-GAAP net income (loss)	$(2,464)	$695	$(2,475)	$(998)

Reconciliation of non-GAAP net loss per share:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net loss per share, basic and diluted:	$(0.36)	$(0.08)	$(0.75)	$(0.27)
Non-GAAP adjustments to net loss per share	0.31	0.09	0.70	0.25
Non-GAAP adjustments to weighted-average shares used to compute net income (loss) per share	—	—	—	—
Non-GAAP net loss per share	$(0.05)	$0.01	$(0.05)	$(0.02)

Reconciliation of non-GAAP diluted weighted-average shares:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)

GAAP weighted-average shares used to compute net loss per share, basic and diluted	47,808	46,460	47,491	43,475
Potentially dilutive shares	—	1,881	—	—
Non-GAAP diluted weighted-average shares used to compute non-GAAP net loss per share	47,808	48,341	47,491	43,475

Contact:

Investor Relations:
Nicole Gunderson
IR@mindbodyonline.com
888-782-7155

Media Contact:
Jennifer Saxon
jennifer.saxon@mindbodyonline.com
805-419-2839